EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
RAE Systems, Inc.
San Jose, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-113437 and 333-109840) and Form S-8 (Nos. 333-105368, 333-88684, 333-85720, 333-32678 and 333-137748) of RAE Systems Inc. of our report dated March 9, 2007, relating to the financial statements of Tianjin Securay Technology Co., Limited. as of and for the years ended December 31, 2006 and 2005, appearing in this current report on Form 8-K of RAE Systems Inc.
/s/ BDO Shanghai Zhonghua

Shanghai, P. R. China
May 31, 2007